UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2016

Galenfeha, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-188800	46-2283393
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

420 Throckmorton Street, Suite 200	76102
Ft. Worth, Texas 76102	(Zip Code)
(Address of principal executive offices)

(800) 280-2404 (800)
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers.

The company today reports the appointment of Mark T. Warren to fill the vacant seat on Galenfeha’s Board of Directors. Mr. Warren was elected by unanimous vote of the board, and began his duties on January 1, 2016.

Mr. Warren, executive vice president, Steward Energy LLC, oversees Steward’s land and regulatory functions, focused in the complex East Texas and North Louisiana oil basins. He is a member of the Ark-La-Tex Landman Association, AAPL, API, and LA Independent Producers & Royalties. Mr. Warren received a BS in Business Management from Louisiana State University in 1972, and an Associate of Arts degree from the Harvard Business Executive Program in 1977.

The company also reports the resignation of James Ketner as Chairman of the Board of Directors, effective at the close of business on December 31, 2015. Mr. Ketner founded Galenfeha in March 2013, and served as President, Chief Executive Officer, and Chief Financial Officer until April 2015, when he was named Chairman. Mr. Ketner leaves the board in order to pursue other opportunities. Mr. Warren will succeed Mr. Ketner as Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2016

GALENFEHA, INC.

/s/ Lucien Marioneaux
Lucien Marioneaux
President/CEO/Director